Exhibit 99.1

Carlsmed®Reports Third Quarter 2025 Financial Results and Raises Full-Year Guidance

Third quarter revenue of $13.1 million, representing 98% growth YoY

Raising full year 2025 revenue guidance to $49 million - $50 million

CARLSBAD, Calif., November 6, 2025 (GLOBE NEWSWIRE) -- Carlsmed, Inc. (Nasdaq: CARL) (“Carlsmed” or the “Company”), a medical technology company pioneering AI-enabled personalized spine surgery solutions, today reported financial results for the third quarter ended September 30, 2025.

“We delivered another strong quarter with 98% revenue growth year-over-year, expanded gross margins to 76%, increased surgeon users by more than 70% year-over-year, and reduced lead times to within 8 business days. These achievements demonstrate the incredible momentum and speed at which we are scaling while maintaining operational excellence,” said Mike Cordonnier, Chairman and CEO of Carlsmed. “With NTAP reimbursement for cervical procedures secured and more than 50 patients treated in our clinical evaluation, we are tracking toward launching our cervical spine platform early next year to bring our transformative digital surgery approach to an even broader patient population.”

Recent Business Highlights

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Reduced lead time for our aprevo® interbody implants to hospitals to within eight business days of surgical plan approval beginning October (from 10 business days exiting Q2 2025 and 20 business days in Q3 2024)
●
CMS New Technology Add-On Payment (NTAP) went into effect on October 1, 2025 for aprevo® cervical procedures; commercial launch is expected in early 2026. To date, over 50 cervical aprevo procedures have been successfully completed by more than a dozen spine surgeons as part of our clinical evaluation program
●
Data presented at the Scoliosis Research Society Annual Meeting in September demonstrated a 75% reduction in revision surgery at a two-year time point for aprevo versus a patient matched cohort
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Executed an amendment in October to our existing debt facility, increasing maximum availability to $50 million and extending the maturity date and interest-only payment period
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Announced the appointment of Jennifer Kamocsay as Chief Legal Officer and Secretary. Ms. Kamocsay brings more than a decade of corporate legal experience as counsel across the life science and technology sectors

Third Quarter 2025 Financial Results

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Revenue was $13.1 million for the third quarter of 2025, a 98% increase compared to $6.6 million for the third quarter of 2024
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Gross profit for the third quarter of 2025 was $9.9 million compared to $4.8 million for the third quarter of 2024. Gross margin was 75.9% for the third quarter of 2025, compared with 72.8% for the third quarter of 2024
●
Operating expenses were $19.0 million for the third quarter of 2025, compared with $12.6 million for the third quarter of 2024, which consisted of:
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Research and development expenses of $4.4 million for the third quarter of 2025, compared with $4.0 million for the third quarter of 2024
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Sales and marketing expenses of $9.6 million for the third quarter of 2025, compared with $6.6 million for the third quarter of 2024
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General and administrative expenses of $4.9 million for the third quarter of 2025, compared with $1.9 million for the third quarter of 2024
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Net loss was ($8.5) million for the third quarter of 2025, compared to a ($7.8) million net loss for the third quarter of 2024

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Adjusted EBITDA loss was ($8.2) million for the third quarter of 2025, compared to ($7.7) million for the third quarter of 2024
●
Cash and equivalents were $115.5 million as of September 30, 2025

2025 Full Year Financial Outlook

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Revenue for the full year 2025 is expected to be in the range of $49.0 to $50.0 million, representing growth of 80% to 84% over 2024. This compares to prior guidance of $45.5 to $47.5 million.

Webcast & Conference Call Details

Carlsmed will host a conference call and concurrent webcast today at 4:30 pm Eastern Time (1:30 pm Pacific Time), to review the Company’s third quarter 2025 performance. To access the webcast, please use the following link, which will provide you with dial-in details https://edge.media-server.com/mmc/p/bjfhzr94/.

Non-GAAP Financial Measures

This press release contains certain financial information that is not presented in conformity with U.S. generally accepted accounting principles (“GAAP”), including Adjusted EBITDA. The non-GAAP financial measures are provided as supplemental information to Carlsmed’s financial measures presented in this press release that are calculated and presented in accordance with GAAP.

The Company calculates Adjusted EBITDA as net income (loss), as adjusted to exclude (i) net interest expense and income, (ii) income tax expense (benefit), (iii) depreciation and amortization expense, (iv) stock-based compensation expense and (v) change in fair value of warrant liabilities.

This non-GAAP measure is presented because management believes it allows investors to view the Company’s performance in a manner similar to the method used by management to evaluate financial performance for both strategic and annual operating planning. Management believes that to properly understand short-term and long-term financial trends, it is helpful for investors to understand the impact of the items excluded from the calculation of Adjusted EBITDA, in addition to considering the Company’s GAAP financial measures. The excluded items vary in frequency and/or impact on our results of operations and management believes that the excluded items are not reflective of the Company’s ongoing core business operations and financial condition. Excluding such items allows investors and analysts to compare our operating performance to other companies in our industry and to compare the Company’s period-over-period results.

The non-GAAP financial measures used by Carlsmed may not be the same or calculated in the same manner as those used and calculated by other companies. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for Carlsmed’s financial results prepared and reported in accordance with GAAP. This non-GAAP measure has limitations as an analytical tool and should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business. A reconciliation of Adjusted EBITDA reported in this press release to the most comparable GAAP measure for the respective periods appears in the table captioned “Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA” later in this release. Within the accompanying financial tables presented, certain columns and rows may not add due to the use of rounded numbers.

About Carlsmed

Carlsmed is a medical technology company pioneering AI-enabled personalized spine surgery solutions with a mission to improve outcomes and decrease the cost of healthcare for spine surgery and beyond.

Forward Looking Statement

Any statements in this press release about future expectations, plans and prospects, including statements about the Carlsmed’s ability to scale the impact of its aprevo® technology platform and advance its personalized spine surgery platform to transform patient outcomes and drive long-term growth, Carlsmed’s current expectation of commercially launching aprevo® cervical in the United States in 2026, the number ranges presented in our 2025 Full Year Financial Outlook, and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including such important factors as are set forth under the caption “Risk Factors” in the Carlsmed’s Registration Statement on Form S-1 on file with the U.S. Securities and Exchange Commission. The forward-looking statements included in this press release represent Carlsmed’s views as of the date of this press release. Carlsmed anticipates that subsequent events and developments will cause its views to change. However, while Carlsmed may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Carlsmed’s views as of any date subsequent to the date of this press release.

Investor Relations
Caroline Corner, PhD

IR@Carlsmed.com

Media
LeAnn Burton
Senior Director Brand Marketing
LBurton@Carlsmed.com

CARLSMED, INC.

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$13,074	$6,590	$35,346	$17,757
Cost of sales	3,147	1,792	8,914	4,733
Gross profit	9,927	4,798	26,432	13,024
Operating expenses:
Research and development	4,445	4,035	11,755	11,289
Sales and marketing	9,610	6,622	24,218	15,092
General and administrative	4,907	1,918	11,715	6,068
Total operating expenses	18,962	12,575	47,688	32,449
Loss from operations	(9,035)	(7,777)	(21,256)	(19,425)
Other income (expense):
Interest expense	(380)	(402)	(1,100)	(943)
Interest income	954	394	1,670	920
Change in fair value of warrant liabilities	(65)	(28)	(335)	(89)
Total other income (expense), net	509	(36)	235	(112)
Net loss and comprehensive loss	(8,526)	(7,813)	(21,021)	(19,537)
Deemed dividend to preferred stockholders	—	(592)	(584)	(592)
Net loss attributable to common stockholders	$(8,526)	$(8,405)	$(21,605)	$(20,129)

Net loss per share attributable to common stockholders, basic and diluted	$(0.40)	$(2.06)	$(2.15)	$(4.97)
Weighted-average number of common shares used to compute basic and diluted net loss per share	21,081,330	4,088,553	10,051,623	4,046,210

CARLSMED, INC.

CONDENSED BALANCE SHEETS

(in thousands, except for share and par value amounts)

(unaudited)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$115,373	$40,125
Restricted cash	100	100
Accounts receivable, net of allowances of $1,601 and $1,239, as of September 30, 2025 and December 31, 2024, respectively	11,296	6,766
Inventory	1,340	995
Prepaid expenses and other current assets	3,356	1,365
Total current assets	131,465	49,351
Property and equipment, net	1,187	260
Operating lease right-of-use assets	1,986	1,644
Other assets	225	569
Total assets	$134,863	$51,824

Liabilities, Convertible Preferred Stock, and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$2,672	$2,412
Accrued liabilities	3,186	2,687
Accrued compensation	4,409	3,270
Short-term operating lease liabilities	661	449
Total current liabilities	10,928	8,818
Long-term portion of term loan, net	15,440	15,414
Long-term operating lease liabilities	1,513	1,317
Warrant liabilities	32	457
Other long-term liabilities	290	222
Total liabilities	28,203	26,228
Commitments and contingencies (Note 9)
Series A convertible preferred stock, $0.00001 par value; zero and 4,902,814 shares authorized, issued, and outstanding, and zero and $13,767 liquidation preference as of September 30, 2025 and December 31, 2024, respectively	—	13,578
Series B convertible preferred stock, $0.00001 par value; zero and 4,393,481 shares authorized, zero and 4,335,051 shares issued and outstanding, and zero and $30,000 liquidation preference as of September 30, 2025 and December 31, 2024, respectively	—	29,801
Series C convertible preferred stock, $0.00001 par value; zero and 4,910,500 shares authorized, zero and 4,890,123 shares issued and outstanding, and zero and $52,500 liquidation preference as of September 30, 2025 and December 31, 2024, respectively	—	52,847

Stockholders’ equity (deficit):
Preferred stock, $0.00001 par value; 10,000,000 and zero shares authorized, zero shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	—	—
Common stock, $0.00001 par value; 600,000,000 and 21,835,801 shares authorized, 26,652,775 and 4,234,798 shares issued, and 26,584,077 and 4,139,219 shares outstanding as of September 30, 2025 and December 31, 2024, respectively	—	—
Additional paid-in capital	198,852	541
Accumulated deficit	(92,192)	(71,171)
Total stockholders’ equity (deficit)	106,660	(70,630)
Total liabilities, convertible preferred stock, and stockholders’ equity (deficit)	$134,863	$51,824

RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA

(unaudited)

	Three Months Ended September 30,		$	%
	2025	2024	Change	Change
(in thousands, except percentages)
Net loss	$(8,526)	$(7,813)	$(713)	9.1%
Interest (income) expense	(574)	8	(582)	**
Income taxes	—	—	—	—
Depreciation and amortization	82	33	49	148.5%
EBITDA	(9,018)	(7,772)	(1,246)	16.0%
Stock-based compensation	704	66	638	966.7%
Change in fair value of warrant liabilities	65	28	37	132.1%
Adjusted EBITDA	$(8,249)	$(7,678)	$(571)	7.4%

	Nine Months Ended September 30,		$	%
	2025	2024	Change	Change
(in thousands, except percentages)
Net loss	$(21,021)	$(19,537)	$(1,484)	7.6%
Interest (income) expense	(570)	23	(593)	**
Income taxes	—	—	—	—
Depreciation and amortization	183	108	75	69.4%
EBITDA	(21,408)	(19,406)	(2,002)	10.3%
Stock-based compensation	1,137	153	984	643.1%
Change in fair value of warrant liabilities	335	89	246	276.4%
Adjusted EBITDA	$(19,936)	$(19,164)	$(772)	4.0%

** Change not meaningful